EXHIBIT 99.1

SPACEHAB, Inc.
12130 Highway 3, Bldg. 1
Webster, Texas 77598-1504
1.713.558.5000
fax: 1.713.558.5960
www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB SUBSIDIARY WINS $20.0 MILLION SPACECRAFT FACILITY CONTRACT

Additional Spacecraft Accommodations to be Developed in California

Houston, Texas, November 14, 2006 — SPACEHAB, Incorporated (NASDAQ: SPAB), a leading provider of commercial space services, announced today that its Astrotech Space Operations subsidiary has been awarded a $20.0 million contract to design and build a payload processing facility for the U.S. Government, Office of Space Launch.

This facility, to be used for pre-launch spacecraft processing, will be located on the Company’s existing 60-acre site at Vandenberg Air Force Base and will enhance the West Coast capabilities already provided. Under a firm fixed-price contract with the Government, design work begins immediately with construction commencing March 2007 and concluding September 2009. Under the terms of the contract, the Company will design and construct the facility to government requirements while maintaining ownership and operation of the facility.

“This contract not only gives us the means to support the needs of this latest customer, but helps us grow our operations and service offerings to all customers on the West Coast,” said Jim Royston, Senior Vice President and General Manager of Astrotech. The Company currently owns and operates a full-service facility for processing satellites and upper stages at Vandenberg Air Force Base, supporting expendable Atlas, Delta, Pegasus, and Taurus launches from the Western Range. The new facility will include 8,000 square feet of additional capacity that enables the processing of payloads that will utilize up to five-meter fairings.

The Company was awarded a $1.2 million contract in May 2006 to perform the feasibility study and preliminary design for this payload processing facility. The contract called for an engineering and concept development report for a new processing facility and associated infrastructure. As intended, this effort led to the contract award for final design and construction of the processing facility.

Astrotech has extensive experience in designing, building, and operating spacecraft processing facilities. The Company’s Titusville, Florida location is situated on a 62-acre tract approximately three miles west of Kennedy Space Center, adjacent to the Spacecoast Regional Airport. This complex consists of nine major buildings dedicated to spacecraft non-hazardous processing, hazardous processing, payload storage, warehouse storage, and customer office accommodations. With over 150,000 square feet of facility space, Astrotech processes virtually all U.S.-based commercial spacecraft at this location and a considerable percentage of government payloads.

About SPACEHAB, Incorporated

Incorporated in 1984, SPACEHAB (www.spacehab.com) is a leading provider of commercial space products and services to NASA, international space agencies, Department of Defense, and private customers worldwide. The Company offers end-to-end space access solutions, space systems development, mission integration and pre-launch processing facilities and services, and large-scale government program support services. From securing a spaceflight opportunity and facilitating the integration of spacecraft and payloads for launch, to developing human habitats, supplying the International Space Station, and coordinating the transport and operation of cargo and experiments to and from orbit, SPACEHAB clearly demonstrates that “We Mean Business in Space.”

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Kimberly Campbell

Vice President

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5049

campbell@spacehab.com

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